Exhibit 10.5

Premises Lease Contract

Lessor (Party A): Li Jinlan

Lessee (Party B): Shanghai TKE Zhenbiao Container Freight Transport Limited

Address of the premises: Room 1801, Lane 6, 3508 Yixian Road, Shanghai

Area of the premises: As per property rights. In accordance with the relevant provisions of the Contract Law of the People’s Republic of China and the Law of the People’s Republic of China on Administration of Urban Real Estate, this Premises Lease Contract (“this Contract”) is made and entered into by and between Party A and Party B on the basis of equity, free will, fairness and good faith, in order to clarify the rights and obligations of the Lessor and the Lessee. Party A hereby voluntarily agrees to rent the aforementioned premises it owns to Party B, and Party B agrees to lease the premises for office purposes.

I. Lease Period

1.1 Lease period of the premises: From January 1, 2023 to December 31, 2025.

1.2 When the lease period expires, Party A shall be entitled to take back all the premises, and Party B shall return premises as scheduled. If Party B intends to renew the lease, it must submit a written application to Party A one (1) month before the expiry of the lease period, and both parties shall sign a new lease contract.

II. Deposit, Rent, Management Fees and Other Charges

2.1 Deposit: Party B shall pay a rental deposit of RMB ______ (In Words ______) to Party A upon signing this Contract. If Party B no longer leases the premises upon the expiry of this Contract, Party A shall refund the entire deposit to Party B (without interest) after settling the accounts.

2.2 Rent: The monthly rent for the office premises mentioned above shall be RMB 0 (In words: RMB Zero Yuan in Total) from January 1, 2023 to December 31, 2025.

2.3 Management fees: Party B’s monthly rent already includes the property management fees, public hygiene fees and water charges for the office premises during the same period. Party A shall not charge Party B any additional fees in any form.

2.4 Party B shall independently apply for a landline telephone and broadband equipment from the telecommunications department. If Party B decides not to renew the lease upon the expiry of the contract period, both Party A and Party B shall settle their accounts, and Party B shall be responsible for dismantling all telephones and equipment.

2.5 During the lease period, Party B shall pay for the actual consumption of lighting and indoor office electricity usage in the aforementioned office space. The cost shall not exceed the highest unit price set by the power supply department. The monthly expenses will be collected by the property management department of the building.

III. Responsibilities and Obligations

A. Responsibilities and obligations of the Lessor:

3.1 Party A shall not take back the premises without justifiable reasons during the lease period. If Party A intends to take back the premises, Party B shall be entitled to refuse. If Party A needs to take back the premises due to special circumstances beyond its control, Party A shall compensate Party B one-month penalty and provide written notice to Party B at least two (2) months in advance.

3.2 Party A shall provide a separate electricity meter for Party B’s use to accurately measure consumption.

3.3 Party A shall maintain the cleanliness of the common areas of the office building.

B. Responsibilities and obligations of the Lessee:

3.4 Party B shall not sublet (sublease) the leased premises without Party A’s consent during the lease period.

3.5 Party B shall take care of the equipment during the lease period. If Party B damages the basic equipment of the premises due to improper use, Party B shall immediately repair it or provide economic compensation. Party B shall not make any structural changes to the interior without Party A’s consent, nor engage in construction without authorization. The use of flammable and explosive materials indoors is strictly prohibited. Upon the expiry of the lease, Party B shall return the premises to Party A in their original condition.

3.6 Party B shall pay the rent for the premises, parking fees, as well as the shared and common electricity expenses collected and paid on behalf of, in a timely manner in accordance with the contract terms.

3.7 Party A shall regularly maintain and repair the communication equipment in the premises, ensuring the normal operation of lighting, sockets, power supply (if the handover is in good condition, Party B shall bear the repair cost during later use), monitoring, and other equipment.

IV. Liability for Breach

4.1 Both parties understand and agree to abide by the above terms and conditions.

4.2 If Party B terminates the lease within the lease period, Party B must notify Party A one (1) month in advance and pay a one-month penalty, and this Contract can be terminated.

4.3 If Party B subleases the premises without Party A’s consent, engages in illegal activities, or violates property management regulations, Party A may consider Party B in breach of this Contract and shall be entitled to rescind this Contract.

4.4 If Party B is overdue in paying the aforementioned fees for more than ten (10) days, Party A shall be entitled to rescind this Contract and confiscate one-month rent from Party B as a penalty.

4.5 Any party engaging in other acts of breach shall be held liable in accordance with the relevant provisions of the Contract Law of the People’s Republic of China.

4.6 In the event of a dispute arising during the performance of this Contract, both parties shall resolve it through amicable negotiation. In case negotiation fails, either party may file a lawsuit with the Baoshan District People’s Court.

4.7 If this Contract cannot be performed due to force majeure, neither party shall be held liable for breach.

Supplementary Provisions

1. Party B must provide copies of its business license and certificates to Party A. If not, this Contract will be automatically canceled, and neither party shall be held liable for breach.

2. Party B shall not violate the regulations of the building during the lease period, and shall not affect other offices in the building. Party A shall not be held liable for disputes or related matters if any.

3. Party B shall install indoor wiring by itself.

4. For matters not covered herein, Party A and Party B shall negotiate and sign a supplementary agreement. The supplementary agreement shall bear the same legal effect as this Contract.

This Contract shall be made in duplicate (2), with each party holding one (1) copy respectively. This Contract shall take effect upon both parties affixing their signatures thereto.

Party A’s Signature: Li Jinlan	Party B’s Signature:

Seal: Shanghai TKE Zhenbiao Container Freight Transport Limited

Agent:	Agent:

Phone:	Phone:

Signed at:	Signed at:

Signed on:	Signed on:

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